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Rule 10f-3 Transaction Form

Acquisition of Securities During Affiliated Underwritings

PARTICIPATING FUNDS

..   U.S. Registered Funds (Name of Fund, Aladdin Ticker):
    ISHARES CORE U.S. AGGREGATE BOND ETF (ISHAGG)
    ISHARES EDGE U.S. FIXED INCOME BALANCED RISK ETF (ISHFIBR)
    ISHARES INTERMEDIATE CREDIT BOND ETF (ISHICRED)
    ISHARES IBOXX $ INVESTMENT GRADE CORPORATE BOND ETF (ISHINTOP) BlackRock Alternative Strategies Fund - Trading Account (ACS-TRD) BlackRock Allocation Target Shares: Series S Portfolio (BATSS) BlackRock Balanced Capital Portfolio (FI) (BCS_F)
    BlackRock 2022 Global Income Opportunity Trust(BGIO)
    BlackRock Core Bond Portfolio (BR-CORE)
    BlackRock Multi-Asset Income - Investment Grade Portfolio (BR-INC-IG) BlackRock Low Duration Bond Portfolio (BR-LO)
    BlackRock Strategic Global Bond Fund, Inc.( BR-WI)
    BlackRock Total Return V.I. Fund (Ins - Var Ser) (BVA-BF)
    BlackRock Total Return Portfolio (Ins - Series) (BVA-TR)
    FDP BlackRock CoreAlpha Bond Fund (FDP-FT)
    GuideStone Funds Low Duration Bond Fund (GUIDE)
    Brighthouse Funds Trust II - BlackRock Bond Income Portfolio (MET-BI) Master Total Return Portfolio of Master Bond LLC (MF-BOND)
    CoreAlpha Bond Master Portfolio(MIP_CORA) (MIP_CORA)
    AST BlackRock Global Strategies Portfolio (Core Active) (PRU-AA-CAB) LVIP BlackRock Scientific Allocation Fund - MBFI Sleeve (SMF_LV-FI) Advanced Series Trust - AST BlackRock Low Duration Bond Portfolio (SMF_PRULO)
    Advanced Series Trust - AST BlackRock/Loomis Sayles Bond Portfolio
    (SMF_PRUTR)

THE OFFERING

KEY CHARACTERISTICS (COMPLETE ALL FIELDS)

Date of                    07-25-2017
Offering Commencement:

Security Type:             BND/CORP

Issuer                     Crown Castle International Corp. (2024)

Selling Underwriter        Morgan Stanley & Co

Affiliated Underwriter(s)  [X] PNC Capital Markets LLC
                           [_] Other:

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List of Underwriter(s)  Morgan Stanley & Co. LLC,Merrill Lynch, Pierce,
                        Fenner & Smith Incorporated, Barclays Capital Inc., J.P. Morgan Securities LLC, RBC Capital Markets, LLC, Citigroup Global Markets Inc., Credit Agricole Securities (USA) Inc., Mizuho Securities USA LLC, TD Securities (USA) LLC, Fifth Third Securities, Inc., MUFG Securities Americas Inc., PNC Capital Markets LLC, SG Americas Securities, LLC, SMBC Nikko Securities America, Inc., SunTrust Robinson Humphrey, Inc., Citizens Capital Markets, Inc., Wells Fargo Securities,LLC

TRANSACTION DETAILS

Date of Purchase           07-25-2017

Purchase Price/Share
(PER SHARE / % OF PAR)     $99.721 Total Commission, Spread or Profit   0.625%

1.  Aggregate Principal Amount Purchased (a+b)                   $ 80,000,000

    a.  US Registered Funds
        (Appendix attached with individual Fund/Client purchase) $ 33,880,000

    b.  Other BlackRock Clients                                  $ 46,120,000

2.  Aggregate Principal Amount of Offering                       $750,000,000

FUND RATIO
[Divide Sum of #1 by #2]
Must be less than 0.25                                                0.10666

LEGAL REQUIREMENTS

OFFERING TYPE (CHECK ONE)

The securities fall into one of the following transaction types (see
Definitions):

[X] U.S. Registered Public Offering... [Issuer must have 3 years of continuous operations]
[_] Eligible Rule 144A Offering....... [Issuer must have 3 years of continuous operations]
[_] Eligible Municipal Securities
[_] Eligible Foreign Offering......... [Issuer must have 3 years of continuous operations]
[_] Government Securities Offering.... [Issuer must have 3 years of continuous operations]

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TIMING AND PRICE (CHECK ONE OR BOTH)

[X] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[_] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

FIRM COMMITMENT OFFERING (CHECK ONE)

[X] YES  The securities were offered pursuant to an underwriting or similar
[_] NO agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

NO BENEFIT TO AFFILIATED UNDERWRITER (CHECK ONE)

[X] YES  No affiliated underwriter was a direct or indirect participant in, or
[_] NO   benefited directly or indirectly from, the transaction.

Completed by:             Arushi Bhasin                   Date:   07-28-2017
                          --------------------------------       ------------
                          Global Syndicate Team Member

Approved by:              Steven DeLaura                  Date:   07-28-2017
                          --------------------------------       ------------
                          Global Syndicate Team Member

DEFINITIONS

TERM                           DEFINITION
Fund Ratio                     Number appearing at the bottom of page 1 of 2
                               of the Rule 10f-3 Report form. It is the sum of the Funds' participation in the offering by the Funds and other accounts managed by BlackRock divided by the total amount of the offering.

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TERM                           DEFINITION
Eligible Foreign Offering      The securities are sold in a public offering
                               conducted under the laws of a country other than the United States and

                               (a) the offering is subject to regulation in
                                   such country by a "foreign financial
                                   regulatory authority," as defined in
                                   Section 2(a)(50) of the Investment Company
                                   Act of 1940;

                               (b) the securities were offered at a fixed
                                   price to all purchasers in the offering
                                   (except for any rights to purchase
                                   securities that are required by law to be granted to existing security holders of the issuer);

                               (c) financial statements, prepared and audited
                                   as required or permitted by the appropriate foreign financial regulatory authority in such country, for the two years prior to the offering, were made available to the public and prospective purchasers in connection with the offering; and

                               (d) if the issuer is a "domestic issuer," i.e.,
                                   other than a foreign government, a national of any foreign country, or a corporation or other organization incorporated or organized under the laws of any foreign country, it (1) has a class of securities registered pursuant to section 12(b) or 12(g) of the Securities Exchange Act of 1934 or is required to file reports pursuant to section 15(d) of that act, and
                                   (2) has filed all the material required to be filed pursuant to section 13(a) or 15(d) of that act for a period of at least 12 months immediately preceding the sale of securities (or for such shorter period that the issuer was required to file such material)

Rule 10f-3 Report - Definitions                            [LOGO OF BLACKROCK]

TERM                           DEFINITION
Eligible Municipal Securities  The securities:

                               (a) are direct obligations of, or obligations
                                   guaranteed as to principal or interest by, a State or any political subdivision thereof, or any agency or instrumentality of a State or any political subdivision thereof, or any municipal corporate instrumentality of one or more States, or any security which is an industrial development bond (as defined in section 103(c)(2) of Title 26) the interest on which is excludable from gross income under certain provisions of the Internal Revenue Code;

                               (b) are sufficiently liquid that they can be
                                   sold at or near their carrying value within a reasonably short period of time; and

                               (c) either

                                   (1) are subject to no greater than moderate
                                       credit risk; or

                                   (2) if the issuer of the municipal
                                       securities, or the entity supplying the
                                       revenues or other payments from which
                                       the issue is to be paid, has been in
                                       continuous operation for less than
                                       three years, including the operation of
                                       any predecessors, the securities are
                                       subject to a minimal or low amount of
                                       credit risk.

                               Also, purchases of municipal securities may not be designated as group sales or otherwise allocated to the account of any prohibited seller (i.e., an affiliated underwriter).

Eligible Rule 144A Offering    The securities are sold in an offering where

                               (a) the securities are offered or sold in
                                   transactions exempt from registration under
                                   Section 4(2) of the Securities Act of 1933,
                                   Rule 144A thereunder, or Rules 501-508
                                   thereunder;

                               (b) the securities were sold to persons that
                                   the seller and any person acting on behalf of the seller reasonably believe to include qualified institutional buyers, as defined in Rule 144A ("QIBs"); and

                               (c) the seller and any person acting on behalf
                                   of the seller reasonably believe that the securities are eligible for resale to other QIBs pursuant to Rule 144A.

Government Securities Offering The security is issued or guaranteed as to principal or interest by the United States, or by a person controlled or supervised by and acting as an instrumentality of the Government of the United States pursuant to authority granted by the Congress of the United States; or any certificate of deposit for any of the foregoing.

Rule 10f-3 Report - Definitions                            [LOGO OF BLACKROCK]

TERM                              DEFINITION
U.S. Registered Public Offering.  The securities offered are registered under the Securities Act of 1933 that are being offered to the public.